FIDELITY INVESTMENTS LIFE INSURANCE COMPANY AUTHORITY WITH RESPECT TO SIGNING SECURITIES AND EXCHANGE COMMISSION DOCUMENTS WHEREAS, each member of the Board of Directors of Fidelity Investments Life Insurance Company (the “Company”) and the President of the Company previously signed Powers of Attorney giving authority to the Secretary and Treasurer of the Company to, among other things, sign on their respective behalf any documents necessary to comply with the provisions of the Securities Act of 1933 and the Investment Company Act of 1940; and WHEREAS, the Securities and Exchange Commission has asked the Company to verify its compliance with 17 CFR § 230.483(b) which provides, in relevant part, that: “(l]f the name of any officer signing on behalf of the registrant, or attesting the registrant’s seal, is signed pursuant to a power of attorney, certified copies of a resolution of the registrant’s board of directors authorizing such signature shall also be filed as an exhibit to the registration statement);]” NOW, THEREFORE, it is: RESOLVED, that each member of the Board of Directors of Fidelity Investments Life Insurance Company (the “Company”) and the Company’s President is individually authorized to execute a power of attorney that authorizes the Treasurer and Secretary of the Company to sign and file any instrument or document on behalf of each such individual that may be necessary for the Company, or any Registration Statement or amendment thereto filed by the Company, to comply with the provisions of (i) the Securities Act of 1933, (ii) the Investment Company Act of 1940, and (iii) any related requirements of the Securities and Exchange Commission.